Exhibit 99.1

Redwire Accelerates Profitable Growth with Acquisition of QinetiQ Space NV

Grows Redwire Platform in Europe with Profitable Revenue and Backlog Expansion

Expected to Be Accretive to Adjusted EBITDA and Free Cash Flow Upon Closing Transaction

Financing Commitment from AE Industrial Partners

JACKSONVILLE, Fla.--(October 3, 2022)-- Redwire Corporation (NYSE: RDW), a leader in critical space infrastructure for the next generation space economy, announced today that the Company has entered into a definitive agreement with QinetiQ Group plc (“QinetiQ Group”) to acquire its QinetiQ Space NV (“Space NV”) business, a Belgium-based commercial space business providing design and integration of critical space infrastructure and other instruments for end-to-end space missions. Under the terms of the agreement, Redwire will acquire Space NV for €32 million, subject to customary working capital adjustments. Upon closing, the transaction is expected to be accretive to Redwire’s Adjusted EBITDA and free cash flow.

Founded in 1983, the Space NV business has over 35 years of mission heritage in orbit, delivering observation, platforms, science, navigation and secure communications critical infrastructure to civil and commercial space customers, including the European Space Agency (ESA) and the Belgian Science Policy Office (BELSPO). Space NV’s core product offerings complement Redwire’s portfolio and include advanced payloads, small satellite technology, berthing and docking equipment and space instruments. Space NV is expected to provide Redwire with enhanced scale and innovation capabilities across numerous high- growth space areas, an expanded total addressable market and increased exposure to European customers.

“Space NV has a long and successful history of operating in space and deploying leading space innovation for their customers, including ESA, BELSPO, and many European commercial space companies. Space NV’s values align perfectly with Redwire’s ‘Heritage plus Innovation’ positioning and proven performance, supporting NASA, the Luxembourg Space Agency (LSA), U.S. national security and many multi-national commercial space entities,” said Peter Cannito, Chairman and Chief Executive Officer of Redwire. “Space NV is expected to provide Redwire with increased scale, broader access to addressable markets and significant backlog to bolster our growth platform. Redwire and Space NV together equate to over 100 years of combined history and expertise supporting some of the most stalwart space customers in the world. These deep customer relationships are foundational to our future growth.”

Space NV has experienced profitable topline growth and features a strong financial profile. For the year ended March 31, 2022, as reported by QinetiQ Group, Space NV recorded €49 million of revenue and €3 million of profit after taxes. The transaction is expected to meaningfully increase Redwire’s revenue by leveraging Space NV’s attractive customer base and increase access to multiple new market opportunities. As of March 31, 2022, Space NV had contracted backlog of €113 million.

Space NV has independent facilities, management and operations, which is expected to enable a seamless transition upon closing of the transaction. Redwire will utilize Space NV’s existing management and operational structures and anticipates integrating the companies without disruption to either business.

Erik Masure, Managing Director of Space NV, said, “We are excited to be combining our business with Redwire, a leader in space infrastructure well positioned to help us continue delivering on Space NV’s potential in the international space market. We are confident that Space NV will benefit from Redwire’s expertise, talented team and leading infrastructure, and look forward to the future growth opportunities ahead for our business and employees. Joining forces with Redwire is an ideal path forward for Space NV as we continue to design and deliver mission successes to our customers.”

Transaction Financing and Closing
Redwire has received financing commitments for equity-linked securities from AE Industrial Partners. After giving effect to this financing, the transaction is expected to be financially accretive.

The transaction is subject to customary approvals and closing conditions and is expected to close in the fourth quarter of 2022.

Transaction Conference Call
Management will conduct a conference call starting at 9:00 a.m. ET on Monday, October 3, 2022 to discuss the transaction. The dial-in number for the live call is 877-485-3108 (toll free) or 201-689-8264 (toll), and the conference ID is 13733411. Redwire will live stream a presentation with slides during the call. Please use the following link to follow along with the live stream: https://event.choruscall.com/mediaframe/webcast.html?wecastid=If4RVn7Z

A telephone replay of the call will be available for two weeks following the event by dialing 877-660-6853 (toll-free) or 201-612-7415 (toll) and entering the access code 13733411. The accompanying investor presentation will be available on October 3, 2022 on the investor section of Redwire’s website at ir.redwirespace.com.

Advisors
Jefferies LLC is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to Redwire. Kroll, LLC is serving as financial advisor and Osborne Clarke is serving as legal advisor to QinetiQ Group.

About Redwire
Redwire Corporation (NYSE: RDW) is a leader in space infrastructure for the next generation space economy, with valuable IP for solar power generation and in-space 3D printing and manufacturing. With decades of flight heritage combined with the agile and innovative culture of a commercial space platform, Redwire is uniquely positioned to assist its customers in solving the complex challenges of future space missions. For more information, please visit www.redwirespace.com.

About QinetiQ
QinetiQ (QQ.L) is a leading science and engineering company operating primarily in the defence and security markets. We work in partnership with our customers to solve real world problems through innovative solutions delivering operational and competitive advantage.
Visit our website www.QinetiQ.com. Follow us on LinkedIn and Twitter @QinetiQ. Visit our blog www.QinetiQ-blogs.com.

About QinetiQ Space NV
QinetiQ Space NV has accumulated over 35 years of mission heritage in orbit, delivering Earth observation, platforms, mechanisms, and science instruments in the space sector. Whether it’s extending the capabilities and possibilities of human space exploration, improving the performance and potential of satellite technology or the development of increasingly sophisticated docking systems, QinetiQ Space NV is a trusted partner for designing and delivering mission success.

Forward-Looking Statements
This press release contains “forward-looking statements” about Redwire's future expectations, plans, outlook, projections and prospects. Such forward-looking statements can be identified by the use of words such as

“should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although Redwire believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions. these statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this communication include, but are not limited to, Redwire’s proposed acquisition of Space NV, including the timing and structure of the transaction, the financing of the transaction, the likelihood and ability of the parties to successfully consummate the proposed acquisition, including the receipt of required regulatory approvals, and the financial and other effects following the proposed acquisition. These forward-looking statements are subject to a number of risks and uncertainties. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In addition, you are cautioned that past performance may not be indicative of future results. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements in making an investment decision or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Forward-looking statements speak only as of the date of the document in which they are contained, and Redwire does not undertake any duty to update any forward-looking statements except as may be required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this communication.

Non-GAAP Financial Information
This press release contains financial measures that have not been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). These financial measures include Adjusted EBITDA and Free Cash Flow.

Redwire uses Adjusted EBITDA to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Redwire uses Free Cash Flow as a useful indicator of liquidity to evaluate our period-over-period operating cash generation that will be used to service our debt, and can be used to invest in future growth through new business development activities and/or acquisitions, among other uses. Free Cash Flow does not represent the total increase or decrease in our cash balance, and it should not be inferred that the entire amount of free cash flow is available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from this measure.

These Non-GAAP financial performance measures are used to supplement the financial information presented on a U.S. GAAP basis and should not be considered in isolation or as a substitute for the relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis. Because not all companies use identical calculations, our presentation of Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA is defined as net income (loss) adjusted for interest expense (income), income tax (benefit) expense, depreciation and amortization, impairment expense, acquisition deal costs, acquisition integration costs, acquisition earnout costs, purchase accounting fair value adjustment related to deferred revenue, severance costs, capital market and advisory fees, write-off of long-lived assets, equity-based compensation, committed equity facility transaction costs, and warrant liability fair value adjustments. Free Cash Flow is computed as net cash provided by (used in) operating activities less capital expenditures.

QinetiQ Space NV Financial Information
Financial information of QinetiQ Space NV is presented as of and for the year ended March 31, 2022, which is the most recently completed fiscal year for QinetiQ Space NV, and calculated in accordance with International Financial Reporting Standard (“IFRS”), whereas Redwire calculates its financial statements in accordance with U.S. GAAP and has a fiscal year end of December 31. The financial information of QinetiQ Space NV contained in this press release is based on data available to Redwire provided by QinetiQ Group. Such financial information has not been audited by Redwire or its auditors and is subject to change. The financial metrics and key performance indicators of QinetiQ Space NV may not be comparable to Redwire’s financial metrics of the same or similar name.

QinetiQ Space NV Key Performance Indicators
Contracted backlog is a key performance indicator calculated by Space NV. Space NV defines contracted backlog as the expected future value of revenue from contractually committed and funded customer orders. This information is based on data available to Redwire provided by QinetiQ Group. Contracted backlog is subject to change and may not be comparable to Redwire’s key performance indicators of the same or similar name.

View source version on businesswire.com: https://www.businesswire.com/news/home/20221002005103/en/

Media Contact:
Tere Riley
Tere.Riley@redwirespace.com
321-831-0134

Investors:
investorrelations@redwirespace.com
904-425-1431

Source: Redwire Corporation